Exhibit 99.1

September 26, 2011

2 When used in this presentation or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to borrow to finance its assets; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, including statements regarding the Concept Release issued by the Securities and Exchange Commission relating to interpretive issues under the 1940 Act with respect to the status under the 1940 Act of companies that are engaged in the business of acquiring mortgages and mortgage-related interests; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and/or current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements that it makes. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account all information currently available. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward Looking Statements

3 MFA is an internally managed REIT positioned to benefit from investment in both Agency and Non-Agency Residential MBS

4 Non-Agency MBS remain available at significant discounts to par value. Agency MBS continue to benefit from a steep yield curve. Our goal remains to generate double-digit ROEs with appropriate levels of leverage. Experienced Management Team Focused on Residential MBS Opportunities

5 15.9% Annual Return Since January 2000 Total Return* Source: Bloomberg *Includes reinvestment of dividends through June 30, 2011 Total Return* MFA S&P 500 Financials S&P 500 Dec-99 Nov-00 Nov-01 Nov-02 Nov-03 Nov-04 Nov-05 Nov-06 Nov-07 Nov-08 Nov-09 Nov-10 500 400 300 200 100 0 -100

6 MFA Asset Allocation Strategy Investment in Residential MBS Including Both Agency MBS and Non-Agency MBS At June 30, 2011 Total ($ in Millions) Amortized Cost $ 7,095 $ 4,137 $ 526 $ $ 11,726 Market Value $ 7,295 $ 4,249 $ 526 $ (32) $ 12,038 Less Repurchase Agreement Borrowings (6,304) (1,792) - (8,096) Less Securitized Debt (1,062) (1,062) Equity Allocated $ 991 $ 1,395 $ 526 $ (32) $ 2,880 Less Swaps at Market Value - - - (124) (124) Net Equity Allocated $ 991 $ 1,395 $ 526 $ (156) $ 2,756 Debt/Net Equity Ratio 6.4 x 2.0 x - - 3.3 x Yield on Assets 3.68% 7.86% (3) 0.03% 4.93% Less Cost of Funds 1.82% (2) 1.57% (2) - 1.75% Spread 1.86% 6.29% 0.03% 3.18% Other, net For the Quarter Ended June 30, 2011 Agency MBS Non-Agency MBS (1) Cash For additional detail regarding the above table, see the company’s second quarter 2011 earnings release, dated August 3, 2011. Includes Non-Agency MBS and repurchase agreement borrowings underlying Linked Transactions. Information presented with respect to Non-Agency MBS, related repurchase agreement borrowings and resulting totals are presented on a non-GAAP basis. See Annex 1 for a reconciliation of non-GAAP financial measures. Includes effect of Swaps Includes yield adjustment for de-linked Non-Agency MBS (32) - - - -

7 MFA Asset Allocation Strategy Investment in Residential MBS Including Both Agency MBS and Non-Agency MBS (1) Adjusted for the impact of Linked Transactions. See Annex 1 for a reconciliation of non-GAAP financial measures. (2) MTR or Months To Reset is the number of months remaining before the coupon interest rate resets. At reset, the MBS coupon will adjust based upon the underlying mortgage benchmark interest rate index, margin and periodic or lifetime caps. The MTR does not reflect scheduled amortization or prepayments (3) Includes floating rate MBS that may be collateralized by fixed-rate mortgages ($ in Millions) Average Average Average Time to Reset Market Value MTR(2) Market Value MTR(2) Market Value MTR(2) < 2 years(3) 1,916 $ 8 2,074 $ 6 3,990 $ 7 2-5 years 2,900 43 568 40 3,468 43 > 5 years 715 70 486 66 1,201 68 ARM-MBS Total 5,531 $ 34 3,128 $ 21 8,659 $ 30 15-Year Fixed 1,764 $ - $ 1,764 $ 30-Year Fixed 1,114 1,114 40-Year Fixed 7 7 Fixed Rate Total 1,764 $ 1,121 $ 2,885 $ MBS Total 7,295 $ 4,249 $ 11,544 $ Agency Non-Agency (1) Total - - At June 30, 2011

8 MFA owns $4.2 billion market value of Non-Agency MBS. These Non-Agency MBS have an average amortized cost of 74% of par. In the second quarter of 2011, these assets generated a loss adjusted yield of 7.86% on an unlevered basis. These high yielding assets are less sensitive to changes in the yield curve and interest rates. The return on discounted Non-Agency MBS increases if prepayments increase. MFA Strategy – Non-Agency MBS Dollars in Millions MFA continues to identify high-yielding Non-Agency MBS at discounted prices *Includes $225.4 million fair value of Non-Agency MBS underlying Linked Transactions at June 30, 2011. Non-Agency MBS are presented on a non-GAAP basis. For a GAAP reconciliation of such items, see Annex 1. December 2008 June 2011 $0 Increasing Non-Agency MBS Portfolio*

9 MFA Strategy – Non-Agency MBS Deeply discounted purchase price, substantial credit reserve and 6.0% credit enhancement mitigate credit risk * Includes $225.4 million fair value of Non-Agency MBS underlying Linked Transactions. Non-Agency MBS are presented on a non-GAAP basis. For a GAAP reconciliation of such items, see Annex 1. Non-Agency Portfolio As of June 30, 2011* Dollars in Millions 9 OTTI Current Face $5,621.1 Accretable Discount, Net $248.6 4% Credit Reserve $1,188.2 21% $47.5 1% Purchase Discount, Net $1,436.8 25% OTTI $47.5 1% Purchase Price $4,136.8 74%

10 Projections assume defaults in excess of delinquent mortgages Non-Agency MBS – 20 Largest Positions Data as of August 30, 2011. FICO scores as of deal origination date. % of Total Portfolio Collateral Type FICO WALA Credit Support (%) 60+ DQ (%) Projected Defaults (%) Projected Principal Recovery 6 Month Loss Severity 1.8% Fixed 744 52 2.2 14% 29% 84% 49% 1.8% 10/20 737 56 4.6 13% 38% 87% 46% 1.7% 7/23 726 50 1.9 29% 51% 76% 50% 1.6% Fixed 730 51 0.0 24% 44% 71% 58% 1.6% 10/20 742 51 3.0 26% 39% 83% 53% 1.5% 5/25 746 49 5.5 21% 37% 87% 39% 1.4% 5/25 731 73 12.4 22% 49% 81% 46% 1.4% 7/23 734 60 6.7 29% 48% 82% 46% 1.2% 5/25 724 49 7.0 26% 61% 71% 50% 1.2% Fixed 740 53 0.0 16% 36% 81% 70% 1.2% Fixed 731 51 7.6 23% 49% 76% 53% 1.1% 10/20 729 60 3.9 23% 56% 71% 51% 1.1% 10/20 742 54 5.3 20% 36% 85% 50% 1.1% 7/23 747 52 3.0 25% 39% 83% 52% 1.0% 5/25 736 53 0.0 24% 53% 73% 48% 1.0% 5/25 737 70 6.3 16% 41% 86% 38% 1.0% 5/25 726 81 13.6 9% 35% 95% 43% 0.9% 5/25 734 61 2.6 20% 43% 82% 43% 0.9% 10/20 722 70 4.7 18% 48% 81% 43% 0.8% 5/25 701 82 20.1 30% 56% 87% 40% 25.4% 734 58 5.1 22% 44% 81% 49% Total/weighted average:

11 11 $1.283 billion re-securitization completed in June 2011. $474.9 million of AAA rated bonds issued to third party investors at 1Mo LIBOR + 125 bps. $808.6 million face amount of three classes of senior support certificates acquired by MFA together with $474.9 million notional amount of interest only senior certificates issued by the Trust. Re-securitization allows for improved financing terms along with greater availability of financing. June 2011 Re-securitization

12 Non-Agency Leverage includes Repo and Re-securitization Non-Agency MBS Non-Agency Leverage is approximately 2x (debt to equity) This $1 billion of Securitized Debt is permanent financing Non-recourse to the general credit of MFA No mark-to-market No margin calls Un-encumbered Non-Agencies of approximately $400 mm Non-Agency repo is not new for MFA. MFA used repo financing for Non-Agencies throughout the 2007-2009 period. Market Value of Non-Agency MBS $4.2 Billion Financing Equity $1.4 Billion Repo $1.8 Billion Securitized Debt $1.0 Billion

13 Non-Agency Repo is DIFFERENT today than it was prior to 2009 Non-Agency MBS Overall systemic leverage is lower Haircuts are much higher Average haircut is 30% Assets are not difficult to price and price volatility is not high relative to haircuts Counterparties (lenders) are well-protected Non-Agency leverage provides a higher yield to lenders Libor + 150bps is attractive in zero interest rate environment Non-Agency Repo is transferable/fungible Ability to substitute Non-Agency bonds Ability to use Non-Agency collateral to meet margin calls

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 Information pertaining to MFA’s Non-Agency MBS that are a component of Linked Transactions are reconciled below as of and for the three months ended June 30, 2011 with the most directly comparable financial measure calculated in accordance with GAAP, as follows: 15 Reconciliations of Non-GAAP Financial Measures ANNEX 1 Adjustments for the Impact of GAAP Based MBS Linked Non-GAAP (Dollars in Thousands) Information Transactions Presentation At June 30, 2011: Repurchase Agreement Borrowings $ 7,870,251 $ 225,385 (1) $ 8,095,636 Securitized Debt 1,062,040 - 1,062,040 Total Borrowings (Debt) $ 8,932,291 $ 225,385 (1) $ 9,157,676 Stockholders' Equity $ 2,755,758 $ 1,296 $ 2,757,054 Debt-to-Equity (Debt/Stockholders' Equity) 3.2 x 3.3 x For the Three Months Ended June 30, 2011: Average Interest Earning Assets $ 10,977,424 $ 405,013 (2) $ 11,382,437 Interest Income $ 132,109 $ 8,075 $ 140,184 Yield on Interest Earning Assets 4.81% 7.98% 4.93 % Average Total Borrowings $ 8,473,314 $ 330,544 (1) $ 8,803,858 Interest Expense $ 37,195 $ 1,308 $ 38,503 Cost of Funds 1.76% 1.59% 1.75 % Net Interest Rate Spread 3.05% 6.39% 3.18% (1) Represents borrowings under repurchase agreements underlying Linked Transactions. (2) Reflects adjustments for the impact of MBS Linked Transactions.

MFA FINANCIAL, INC.

ANNEX 1 (cont'd)

The table below reconciles MFA's Non-Agency MBS and related repurchase agreement borrowings and securitized debt on a GAAP basis to reflect on a combined basis its Non-Agency MBS and related repurchase agreements underlying its Linked Transactions, which is a Non-GAAP financial measure. Based on this Non-GAAP presentation, MFA has also presented certain resulting performance measures (reflected in the table below) on a Non-GAAP basis.

(Dollars in Thousands)	GAAP Based Information	*(1)*	Adjustments for the Impact of MBS Linked Transactions	*(2)*	Non-GAAP Presentation	
At June 30, 2011:						
Amortized Cost of Non-Agency MBS	$ 3,872,223		$ 264,540	*(6)*	$ 4,136,763	*(6)*
Fair Value of Non-Agency MBS	$ 3,964,279		$ 284,291		$ 4,248,570	
Face/Par Value of Non-Agency MBS	$ 5,268,847		$ 352,281		$ 5,621,128	
Purchase (Discount) Designated as Credit Reserve and OTTI	$ (1,174,890)	*(3)*	$ (60,804)		$ (1,235,694)	*(4)*
Purchase (Discount) Designated as Accretable	(222,930)		(26,938)	*(6)*	(249,868)	*(6)*
Total Purchase (Discount) of Non-Agency MBS	$ (1,397,820)	*(3)*	$ (87,742)		$ (1,485,562)	*(4)*
Non-Agency Repurchase Agreements and Securitized Debt	$ 2,628,004		$ 225,385		$ 2,853,389	
For the Three Months Ended June 30, 2011:						
Non-Agency MBS Average Amortized Cost	$ 3,370,396		$ 405,013		$ 3,775,409	
Non-Agency Average Total Borrowings	$ 2,101,764		$ 330,544		$ 2,432,308	
Coupon Interest on Non-Agency MBS	$ 53,988		$ 6,469		$ 60,457	
Effective Yield Adjustment *(5)*	12,112		1,606		13,718	
Interest Income on Non-Agency MBS	$ 66,100		$ 8,075		$ 74,175	
Interest Expense on Non-Agency Total Borrowings	$ 8,234		$ 1,308		$ 9,542	
Net Asset Yield on Non-Agency MBS	7.84 %		7.98 %		7.86 %	
Non-Agency Cost of Funds	1.57		1.59		1.57	
Non-Agency Spread	6.27 %		6.39 %		6.29 %	

(1) Includes Non-Agency MBS transferred to consolidated variable interest entities (VIE).

(2) Adjustment to reflect Non-Agency MBS underlying Linked Transactions, borrowings under repurchase agreements underlying Linked Transactions and yield adjustments for de-linked Non-Agency MBS.

(3) Amounts disclosed reflect purchase discount designated as credit reserve of $1.127 billion and other than temporary impairments (OTTI) of $47.5 million.

(4) Amounts disclosed reflect purchase discount designated as credit reserve of $1.188 billion and OTTI of $47.5 million.

(5) The effective yield adjustment on Non-Agency MBS is the difference between net income calculated using the net yield, which is based on management's estimates of future cash flows for Non-Agency MBS, and the current coupon yield.

(6) Includes adjustment of $23.2 million related to yield adjustments for de-linked Non-Agency MBS.

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